Exhibit 99.1



           HALIFAX ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

      Company Reports Third Successive Quarter of Profitability;
                 Gross Margin Improves to 11% from 2%




ALEXANDRIA, VA - February 12, 2007 - Halifax Corporation (AMEX:HX) today announced its financial results for the quarter ended December 31, 2006.

Revenues for the third quarter of fiscal 2007 were $12.6 million versus $13.4 million for the same period in fiscal 2006. The revenue decrease, primarily due to the cessation of an unprofitable nationwide contract in April 2006, was partially offset by new, more profitable business.

The gross profit margin for this year's third quarter was $1.4 million, or 11% of revenues, versus $314,000, or 2% of revenues, for the same period a year ago. Operating income was $311,000 compared to an operating loss of $1.1 million for the same period the prior year.

Income from continuing operations was $51,000 for the quarter ended December 31, 2006, versus a loss of $783,000 for the same quarter of last year.

The Company reported net income of $51,000, or $0.02 per basic and diluted share, for the fiscal 2007 third quarter. In the fiscal 2006 third quarter, net income of $1.4 million had included a $2.2 million gain on the sale of discontinued operations related to the sale of Secure Network Services. The Company also reported that the reclassification of goodwill resulted in a restatement for the third quarter and first nine months of fiscal 2006. The restatement had no effect on net income.

Charles McNew, president and chief executive officer, stated, "I'm especially pleased that operating income rose 65% compared to the prior quarter. This is a clear indication of the success of our strategic effort to achieve overall profitability for each of our contracts, as we've taken a number of steps to build customer satisfaction and contain fixed costs.

"Despite the competitive marketplace, we are encouraged by the present volume of potential new deals. In fact, the number of large-scale opportunities we're pursuing is higher than we've seen in recent quarters."

He added, "We're continuing to make progress on the balance sheet as well, and it's important to note that working capital is approaching $10 million."

For the nine months ended December 31, 2006, revenues were $37.7 million compared to $42.0 million for the same period last year. Operating income for the first nine months of fiscal 2007 was $823,000 versus an operating loss of $1.4 million for the comparable period a year ago. Income from continuing operations was $157,000 compared to a loss from continuing operations of $1.2 million for the same period of fiscal 2006. Net income for the nine months of this year was $157,000, or $0.05 per basic and diluted share. The prior year's net income of $1.3 million, or $ 0.41 per basic and diluted share, for the nine months had included $310,000 of income from discontinued operations and a gain on sale of discontinued operations of $2.2 million.

The Company will host a conference call for investors at 11 a.m. EST on Monday, February 12, 2007, to review the financial and operational results for the quarter. The conference call phone number is 888-898-1327 for U.S. callers and 706-679-5341 for international callers. The conference call replay will be available from 1 p.m. EST on Monday, February 12, 2007, to 1 p.m. EST on Tuesday, February 13, 2007. The replay number is 800-633-8284 for U.S. callers and 402-977-9140 for international callers. The reservation number is 213289938.

Founded in 1967, Halifax Corporation is an enterprise maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company's principal products are high availability hardware maintenance services, technology deployment and integration services. More information on Halifax can be found at www.hxcorp.com. This web site reference is intended to be an inactive textual reference, and the information on this web site is not incorporated into this document.

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, views, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors described in the Risk Factors Section in the Company's Annual Report on Form 10-K that may cause actual results to differ materially from those in the forward-looking statements. For further information that could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.


                          Halifax Corporation
                        Summary Financial Data

   (in 000's except per share      Three Months Ended      Nine Months Ended
            amounts)                  December 31,            December 31,

 Statements of Operations           2006        2005        2006        2005
                                  Restated                Restated

 Revenues                          $  12,603    $ 13,390   $  37,718   $ 42,027

 Cost of services                     11,202      13,076      33,516     39,437

 Gross margin                          1,401         314       4,202      2,590

 Selling, marketing, general &
 administrative                        1,090       1,259       3,379      3,848
 Severance costs                           -         144           -        144

 Operating income (loss)                 311     (1,089)         823    (1,402)

 Other income                              8           -          23          5
 Interest expense                      (171)       (135)       (492)      (458)

 Income (loss) before income
 taxes                                   148     (1,224)         354    (1,855)

 Income tax expense (benefit)             97       (441)         197      (665)

 Income (loss) from continuing
 operations                               51       (783)         157    (1,190)

 Income from discontinued
 operations                                -           -           -        310
 Gain on sale of discontinued
 operations                                -       2,182           -      2,182

 Net income (loss)               $        51   $   1,399  $      157  $   1,302

 Income (loss) earnings per
 common share - basic:
    Continuing operations        $       .02  $    (.25)  $      .05 $    (.37)
    Discontinued operations                -           -           -        .10
    Gain on sale of
 discontinued operations                   -         .69           -        .69
                                 $       .02  $      .44  $      .05 $       41

 Income (loss) earnings per
 common share - diluted:
    Continuing operations        $       .02  $    (.25)  $      .05 $    (.37)
    Discontinued operations                -           -           -        .10
    Gain on sale of                        -         .69           -        .69
 discontinued operations
                                 $       .02  $      .44  $      .05 $       41

 Weighted average number of
 common shares outstanding:
   Basic                               3,175       3,172       3,175      3,172
   Diluted                             3,179       3,183       3,179      3,188



 Balance Sheets                          December 31, 2006     March 31, 2006
 Current assets
 Cash                                    $               112     $          400
 Restricted cash                                         665                625
 Trade accounts receivable, net                       10,928             11,415
 Inventory, net                                        5,884              6,363
 Prepaid expense and other current                       383                722
 assets
 Deferred tax asset                                      985              1,332

 Total current assets                                 18,957             20,857

 Property and equipment, net                           1,154              1,381
 Goodwill and intangibles, net                         3,945              4,213
 Other assets                                            123                130
 Deferred tax asset                                      977
                                                                            828

 Total assets                              $          25,156    $        27,409

 Liabilities and Stockholders' Equity

 Current liabilities
 Accounts payable and accrued expenses    $            6,070     $        7,135
 Deferred maintenance revenue                          3,141              3,515
 Notes payable                                             -                168
 Income tax payable                                       20                331
 Current portion of long-term debt                        33                 34

 Total current liabilities                             9,264             11,183

 Long-Term bank debt                                   6,444              6,891
 Other long-term debt                                    128                154
 Subordinated debt-affiliate                           1,000              1,000
 Deferred income                                         174                218

 Total liabilities                                    17,010             19,446

 Stockholders' equity                                  8,146              7,963

 Total liabilities and stockholders'       $          25,156    $        27,409
 equity
